Exhibit 23.01

David T.
  Thomson P.C.______________________________________Certified Public Accountants





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



I have issued my report dated March 11, 2003 accompanying the financial statements of DataPoint Corporation, for the period ended December 31, 2002 and hereby consent to the use of such report in a Registration Statement on Form SB-2. I also hereby consent to the reference to this firm under "Experts" in this Registration Statement.

/s/ David T. Thomson P.C.

Salt Lake City, Utah
April 30, 2003




              P.O. Box 571605 * Murray, Utah 84157 * (801) 966-9481